Exhibit 32.1

Certification of President and Chief Executive Officer and Chief Administrative and Financial Officer Pursuant to 18 U.S.C. 1350,
As Adopted Pursuant to § 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Gottschalks Inc. (the "Company") for the quarterly period ended May 1, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), James R. Famalette, as President and Chief Executive Officer of the Company, and J. Gregory Ambro, as Chief Administrative and Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ James R. Famalette
James R. Famalette
President and Chief Executive Officer
June 10, 2004

By: /s/ J. Gregory Ambro
J. Gregory Ambro
Chief Administrative and Financial Officer
June 10, 2004

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by § 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.